Exhibit 10.1
CLS HOLDINGS USA, INC.

July 24, 2018

Star Associates, LLC
115 Kane Avenue
Middletown, RI  02842
Attn:  Andrew Glashow

Re: Financing and Acquisition of Oasis Cannabis by CLS Holdings, USA, Inc. (“CLS”)

Dear Andrew,

We did it!  We closed on the acquisition of the Oasis Cannabis companies, a feat we could not have accomplished without your dedication, unwaivering belief in the transaction and incredibly hard work over the last year to not only negotiate the transaction with me but also to secure the financing necessary to get the deal done.  In recognition of your extraordinary efforts as a member of our Board, the Board has determined to award Star Associates, LLC, your consulting company, a cash payment of $250,000, half of which has already been paid to you, and to issue Star Associates, LLC 700,000 shares of restricted CLS common stock.

I look forward to your continued active involvement in developing the future of CLS.

Best regards,

/s/ Jeffrey I. Binder

Jeffrey I. Binder
Chairman and CEO